
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                         0000857264
<NAME>                                        KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                                 3-MOS
<FISCAL-YEAR-END>                             DEC-31-2000
<PERIOD-END>                                  MAR-31-2000
<CASH>                                          4,853,798
<SECURITIES>                                  132,751,341<F1>
<RECEIVABLES>                                     950,186
<ALLOWANCES>                                            0
<INVENTORY>                                             0
<CURRENT-ASSETS>                                2,929,587<F2>
<PP&E>                                                  0
<DEPRECIATION>                                          0
<TOTAL-ASSETS>                                141,484,912
<CURRENT-LIABILITIES>                           3,887,921<F3>
<BONDS>                                                 0
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                      137,389,653
<OTHER-SE>                                        207,338<F4>
<TOTAL-LIABILITY-AND-EQUITY>                  141,484,912
<SALES>                                                 0
<TOTAL-REVENUES>                                2,657,314<F5>
<CGS>                                                   0
<TOTAL-COSTS>                                           0
<OTHER-EXPENSES>                                  629,855<F6>
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                      0
<INCOME-PRETAX>                                 2,027,459
<INCOME-TAX>                                            0
<INCOME-CONTINUING>                             2,027,459
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                    2,027,459
<EPS-BASIC>                                             0
<EPS-DILUTED>                                           0

<F1> Includes  Participating  Insured Mortgage  Investments  ("PIMIs")  (insured mortgages of $60,038,036 and Additional Loans of $8,350,990), Participating Insured Mortgages ("PIMs") of $47,225,061 and Mortgage-backed Securities ("MBS") of $17,137,254.

<F2>  Includes  prepaid  acquisition  fees and  expenses  of  $8,333,461  net of accumulated amortization of $6,277,745 and prepaid participation servicing fees of $2,777,749 net of accumulated amortization of $1,903,878.

<F3>     Includes deferred income on Additional Loans of $3,870,988.

<F4>     Unrealized gain on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $257,434 of amortization of prepaid fees and expenses.

